PERFORMANCE CALCULATION

                       COLONIAL INTERNATIONAL FUND FOR GROWTH - CLASS A

                                   Year End: 10/31/95

                                Inception Date: 12/1/93


                                                          Since Inception
                    1 Year Ended 10/31/95              12/1/93 TO 10/31/95
                 Standard     Non-Standard            Standard     Non-Standard
               ----------     ------------------    ----------     ------------

Initial Inv.     $1,000.00     $1,000.00              $1,000.00     $1,000.00
Max. Load             5.75%                                5.75%

Amt. Invested      $942.50     $1,000.00                $942.50     $1,000.00
Initial NAV         $10.37        $10.37                 $10.00        $10.00
Initial Shares      90.887        96.432                 94.250       100.000

Shares From Dist.    0.000         0.000                  0.000         0.000
End of Period NAV    $9.76         $9.76                  $9.76         $9.76

Total Return        -11.29%        -5.88%                 -8.01%        -2.40%

Average Annual
 Total Return       -11.29%        -5.88%                 -4.26%        -1.26%


                                 PERFORMANCE CALCULATION

                     COLONIAL INTERNATIONAL FUND FOR GROWTH - CLASS B

                                    Year End: 10/31/95

                                Inception Date: 12/1/93

                                                       Since Inception
                    1 Year Ended 10/31/95            12/1/93 TO 10/31/95
                  Standard     Non-Standard        Standard      Non-Standard
                 ---------     ------------        ----------    ------------

Initial Inv.     $1,000.00    $1,000.00             $1,000.00     $1,000.00

Amt. Invested    $1,000.00    $1,000.00             $1,000.00     $1,000.00
Initial NAV        $10.30       $10.30                 $10.00       $10.00
Initial Shares     97.087       97.087                100.000       100.000

Shares From Dist.   0.000        0.000                  0.000        0.000
End of Period NAV   $9.62        $9.62                  $9.62        $9.62

CDSC                 4.67%                               3.85%
Total Return       -11.27%       -6.60%                 -7.65%       -3.80%

Average Annual
Total Return      -11.27%       -6.60%                  -4.06%       -2.00%


                                       PERFORMANCE CALCULATION

                           COLONIAL INTERNATIONAL FUND FOR GROWTH - CLASS D

                                          Year End: 10/31/95

                                       Inception Date: 7/1/94


                      1 Year Ended 10/31/95             7/1/94 TO 10/31/94

                    Standard     Non-Standard          Standard   Non-Standard
                   ---------     ------------          ---------   -----------

Initial Inv.       $1,000.00    $1,000.00              $1,000.00   $1,000.00
Max. Load              1.00%                               1.00%

Amt. Invested       $990.00     $1,000.00               $990.00    $1,000.00
Initial NAV          $10.35       $10.35                 $10.06       $10.06
Initial Shares       95.652       96.618                 98.410       99.404

Shares From Dist.     0.000        0.000                  0.000        0.000
End of Period NAV     $9.67        $9.67                  $9.67        $9.67

CDSC                   1.00%
Total Return          -8.50%       -6.57%                 -4.84%       -3.88%

Average Annual
 Total Return         -8.50%       -6.57%                 -3.64%       -2.91%